Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of all subsidiaries of Secured Digital Applications, Inc. as of December 31, 2007.


Name of Subsidiary                            Jurisdiction of Incorporation or
                                                         Organization
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SDA Worldwide, Inc.                                       Delaware
a wholly-owned subsidiary of the Company

China Sea Trade Company, Inc.                             Delaware
a wholly-owned subsidiary of SDAW

DigitalApps Sdn Bhd                                       Malaysia
a wholly-owned subsidiary of the Company

Perwimas Telecommunications Sdn Bhd                       Malaysia
a 95%-owned subsidiary of DASB

Digital Image ID Sdn Bhd                                  Malaysia
a wholly-owned subsidiary of DASB

DigitalApps Media Sdn Bhd                                 Malaysia
a wholly-owned subsidiary of DASB

Digital Kiosk Technologies Sdn Bhd                        Malaysia
a wholly-owned subsidiary of DID